EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT






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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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Leeds Federal Bankshares, Inc.


Subsidiary                         Percentage Owned     State of Incorporation
------------------------------     ----------------     ----------------------
Leeds Federal Savings Bank              100%                  Federal